UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of Principal Executive Offices, and Zip Code)

(206) 517-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 29, 2022, Cathal Phelan, a member of the Board of Directors (the “Board”) of Impinj, Inc. (the “Company”), was appointed as the Company’s Chief Innovation Officer, effective as of January 1, 2023. Mr. Phelan will continue to serve on the Board as a director.

Mr. Phelan’s biographical information is incorporated herein by reference to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022 (the “2022 Proxy Statement”). The Company and Mr. Phelan have entered into an employment agreement embodying the terms of Mr. Phelan’s employment, which agreement will be filed at a later date with the Securities and Exchange Commission. In addition, Mr. Phelan will continue to be bound by the terms of his proprietary information and inventions assignment agreement, and his standard indemnification agreement in the form previously approved by the Board.

There are no family relationships between Mr. Phelan and any director or executive officer of the Company. The descriptions of any transactions or proposed transactions with Mr. Phelan that are reportable pursuant to Item 404(a) of Regulation S-K is incorporated herein by reference to the 2022 Proxy Statement. There are no arrangements or understandings between Mr. Phelan and any other persons pursuant to which he was selected as Chief Innovation Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.
Date: January 3, 2023	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer